EXHIBIT 4.4

AMENDMENT NO. 1

Dated as of September 30, 2016

to

CREDIT AGREEMENT

Dated as of December 21, 2015

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of September 30, 2016 by and among ESCO Technologies Inc., a Missouri corporation (the “Company”), ESCO UK Holding Company I Ltd., a company incorporated under the laws of England and Wales (“ESCO UK”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent’), under that certain Credit Agreement dated as of December 21, 2015 by and among the Company, the Foreign Subsidiary Borrowers from time to time party thereto (which, after giving effect to this Amendment, shall include ESCO UK, together with the Company, the “Borrowers”), the Lenders and the Administrative Agent (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement” and, the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, ESCO UK is an Eligible Foreign Subsidiary under and as defined in the Credit Agreement;

WHEREAS, the Company proposes to designate ESCO UK as a Foreign Subsidiary Borrower pursuant to and in accordance with the terms and conditions of Section 2.23 of the Credit Agreement; and

WHEREAS, this Amendment constitutes a Foreign Subsidiary Borrower Amendment executed in substitution for a Borrowing Subsidiary Agreement, as contemplated by Section 2.23 of the Credit Agreement, and accordingly, may be executed by the Company, ESCO UK and the Administrative Agent, without the consent of any other Lenders, in order to effect such amendments to the Credit Agreement as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and its counsel, to effect such Section 2.23 as it relates to ESCO UK or its home jurisdiction;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, ESCO UK and the Administrative Agent hereby agree to enter into this Amendment.

1.    Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 below, effective as of the date hereof, the parties hereto agree that the Credit Agreement shall be amended as follows:

(a)  The definition of “Defaulting Lender” set forth in Section 1.01 of the Credit Agreement is hereby amended to restate clause (d) in its entirely as follows:

(d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

(b)  The definition of “Excluded Taxes” set forth in Section 1.01 of the Credit Agreement is hereby amended to (i) insert the words “(c) Excluded UK Taxes,” immediately following clause (b) of such definition and to re-letter current clauses (c) and (d) as clauses (d) and (e), respectively.

(c)  The definition of “Sanctioned Person” set forth in Section 1.01 of the Credit Agreement is hereby restated in its entirety as follows:

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

(d)  The definition of “Sanctions” set forth in Section 1.01 of the Credit Agreement is hereby restated in its entirety as follows:

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

(e)  Section 1.01 of the Credit Agreement is hereby amended to add the following definitions thereto in the appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Corporation Tax Act 2009” means the Corporation Tax Act 2009 of the United Kingdom.

“Direction” has the meaning assigned to such term in the definition of “Excluded UK Taxes.”

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Establishment” has the meaning assigned to such term in Article 2(h) of the Regulation.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Excluded UK Taxes” means UK withholding taxes imposed on amounts payable to or for the account of a Credit Party with respect to an applicable interest in a Loan, Letter of Credit or Commitment, if on the date on which payment of the amount falls due:

(a)    the payment could have been made to the relevant Credit Party without any deduction for UK withholding taxes if the Credit Party had been a Qualifying Credit Party, but on that date that Credit Party is not or has ceased to be a Qualifying Credit Party other than as a result of any change after the date it became a Credit Party under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(b)    the relevant Credit Party is a Qualifying Credit Party solely by virtue of paragraph (b) of the definition of “Qualifying Credit Party” and:

(i)     an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the Income Tax Act 2007 which relates to the payment and that Credit Party has received from the person making the payment or from another UK Loan Party a certified copy of that Direction; and

(ii)    the payment could have been made to the Credit Party without any deduction for UK withholding taxes if that Direction had not been made; or

(c)    the relevant Credit Party is a Treaty Credit Party and the person making the payment is able to demonstrate that the payment could have been made to the Credit Party without any deduction for UK withholding taxes had that Credit Party complied with its obligations under Section 2.17(f)(iii).

“Income Tax Act 2007” means the Income Tax Act 2007 of the United Kingdom.

“Legal Reservations” means:

(a)    the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)    the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; and

(c)    any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion as to matters of English law delivered pursuant to the Loan Documents or which would be set out as qualifications or reservations as to matters of law of general application in a legal opinion in customary form as to enforceability under English law.

“Limitation Acts” means the Limitation Act 1980 of the United Kingdom and the Foreign Limitation Periods Act 1984 of the United Kingdom.

“Qualifying Credit Party” means a Credit Party which is beneficially entitled to interest payable to that Credit Party in respect of an advance under a Loan, Letter of Credit or Commitment and is:

(a)    a Credit Party:

(i)    which is a bank (as defined for the purpose of section 879 of the Income Tax Act 2007) making an advance under a Loan, Letter of Credit or Commitment and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the Corporation Tax Act 2009; or

(ii)    in respect of an advance made under a Loan, Letter of Credit or Commitment by a person that was a bank (as defined for the purpose of section 879 of the Income Tax Act 2007) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(b)    a Credit Party which is:

(i)     a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)    a partnership each member of which is:

(1)    a company so resident in the United Kingdom; or

(2)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009;

(iii)  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) of that company;

(c)    a Treaty Credit Party; or

(d)  a Credit Party which is a building society (as defined for the purpose of section 880 of the Income Tax Act 2007) making an advance under a Loan, Letter of Credit or Commitment.

“Regulation” means the Council of the European Union Regulation No.1346/2000 on Insolvency Proceedings.

“Treaty” has the meaning assigned to such term in the definition of “Treaty State.”

“Treaty Credit Party” means a Credit Party which:

(a)    is treated as a resident of a Treaty State for the purposes of a Treaty;

(b)    does not carry on a business in the United Kingdom through a permanent establishment with which that Credit Party’s participation in the Loan, Letter of Credit or Commitment is effectively connected; and

(c)    qualifies for full exemption from UK income tax on payments of interest to or for the account of a Credit Party with respect to an applicable interest in a Loan, Letter of Credit or Commitment, subject to the completion of necessary procedural formalities.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from UK income tax on interest.

“UK Loan Party” means a Loan Party which makes a payment of interest under a Loan, Letter of Credit or Commitment which arises in the United Kingdom for the purposes of UK withholding tax.

“UK Relevant Entity” means any Loan Party capable of becoming the subject of an order for winding-up or administration under the Insolvency Act 1986 of the United Kingdom.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(f)   Section 2.06(j) of the Credit Agreement is hereby amended to delete the appearance of the words “clause (h) or (i) of Article VII” and substitute the words “clauses (h), (i) or (q) of Article VII” therefor.

(g)  Section 2.17(f) of the Credit Agreement is hereby amended to add the following new clause (iii) thereto after the flush sentence at the end of clause (ii) thereof:

(iii)         Without limiting the generality of Section 2.17(f)(i), any Treaty Credit Party and each UK Loan Party which makes a payment to which that Treaty Credit Party is entitled shall cooperate in completing any procedural formalities necessary for that UK Loan Party to obtain authorization from HM Revenue & Customs to make that payment without withholding or deduction of tax (including the Treaty Credit Party providing its scheme reference number under HM Revenue & Custom’s Double Taxation Treaty Passport scheme (if applicable) and its jurisdiction of tax residence). Each Credit Party and UK Loan Party shall, upon becoming aware that a UK Loan Party must make a withholding of UK tax from a payment to a Credit Party, promptly notify the Administrative Agent, and if the Administrative Agent receives such notification from a Credit Party, it shall notify the relevant UK Loan Party.

(h)  Section 2.24 of the Credit Agreement is hereby amended to add the words “or a Bail-In Action” following “If (i) a Bankruptcy Event” in the second to last full paragraph thereof.

(i)   Article III of the Credit Agreement is hereby amended to add the following new Section 3.19 thereto:

SECTION 3.19. Centre of Main Interests and Establishment. Each Loan Party incorporated in the United Kingdom has its centre of main interests (as that term is used in Article 3(1) of the Regulation) in its jurisdiction of incorporation and has no Establishment in any other jurisdiction.

(j)   Article III of the Credit Agreement is hereby amended to add the following new Section 3.20 thereof:

SECTION 3.20. EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

(k)  Article V of the Credit Agreement is amended to add the following new Section 5.11 thereto:

SECTION 5.11. Centre of Main Interests and Establishment. No Loan Party incorporated in the United Kingdom shall without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) take any action that shall cause its registered office or centre of main interests (as that term is used in Article 3(1) of the Regulation) to be situated outside its jurisdiction of incorporation, or cause it to have an Establishment situated outside of its jurisdiction of incorporation.

(l)   Article VII of the Credit Agreement is amended to (i) delete the word “or” at the end of clause (o) thereof, (ii) add the word “or” immediately following “Pledge Agreement;” at the end of clause (p) thereof, (iii) add the following new clause (q) thereto:

(q)    a UK Relevant Entity is unable or admits in writing inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens in writing to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any of the Lenders, the Issuing Bank or the Administrative Agent in its capacity as such) with a view to rescheduling any of its indebtedness, or (ii) the value of the assets of any UK Relevant Entity is less than its liabilities (taking into account contingent and prospective liabilities), or (iii) a moratorium is declared in respect of any indebtedness of any UK Relevant Entity (so that if a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium), or (iv) any corporate action, legal proceedings or other procedure or step is taken in relation to (A) the suspension of payments, a moratorium on any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any UK Relevant Entity, (B) a composition, compromise, assignment or arrangement with any creditor of any UK Relevant Entity, (C) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any UK Relevant Entity or any of its assets or (D) the enforcement of any Lien over any assets of any UK Relevant Entity, or any analogous procedure or step is taken in any jurisdiction, save that this sub-paragraph (iv) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within sixty (60) days of commencement, or (v) any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a UK Relevant Entity having an aggregate value of $30,000,000 and not discharged within sixty (60) days;

and (iv) delete each appearance of the words “clause (h) or (i) of this Article” in the flush text at the end of Article VII and substitute the words “clauses (h), (i) or (q) of this Article” therefor.

(m)   Article IX of the Credit Agreement is amended to add the following new Section 9.17 thereto:

SECTION 9.17.   Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)  the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

(n)  Exhibit A to the Credit Agreement (Form of Assignment and Assumption) is hereby restated in its entirety in the form of Exhibit A attached hereto.

(j)   Exhibit D to the Credit Agreement (Form of Augmenting Lender Supplement) is hereby restated in its entirety in the form of Exhibit D attached hereto.

2.    Designation of Foreign Subsidiary Borrower. Subject to the satisfaction of the conditions set forth in Section 3 below, effective as of the date hereof, ESCO UK shall be a “Foreign Subsidiary Borrower” and a “Borrower” under and for all purposes of the Credit Agreement, and ESCO UK hereby agrees to be bound by all provisions of the Credit Agreement and the other Loan Documents applicable to it. The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Obligations of ESCO UK. In addition, ESCO UK hereby authorizes the Company to act on its behalf as and to the extent provided for in Article II of the Credit Agreement.

3.    Conditions of Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)  The Administrative Agent shall have received (i) from each Borrower and the Administrative Agent a duly executed counterpart of this Agreement signed on behalf of such party and (ii) from each Subsidiary Guarantor a duly executed counterpart of the Consent and Reaffirmation attached hereto.

(b)  The Administrative Agent shall have received copies, certified by a Director of ESCO UK, of its Board of Directors’ resolutions approving this Amendment and ESCO UK’s becoming a Borrower under the Credit Agreement, and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of ESCO UK.

(c)  The Administrative Agent shall have received an incumbency certificate, executed by a Director of ESCO UK, which shall identify by name and title and bear the signature of the officers of ESCO UK authorized to request Borrowings under the Credit Agreement and sign this Amendment and any other Loan Documents, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary.

(d)  The Administrative Agent shall have received opinions of U.S. and UK counsel to ESCO UK, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders.

(e)  ESCO UK shall have delivered any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent.

(f)   Each Lender (other than Commerce Bank) shall have confirmed for the Administrative Agent and the Company (i) the number and details of its double taxation treaty passport (“DTTP”) and (ii) that such Lender wishes to use such DTTP for purposes of the Credit Agreement.

(g)  All documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act which shall be reasonably satisfactory to the Administrative Agent and the Lenders.

(h)  All legal matters (including with respect to withholding tax) incident to the making of the Credit Event being made upon the effectiveness of this Amendment, if any, shall be satisfactory to the Administrative Agent and its counsel in their commercially reasonable discretion.

(i)   The Administrative Agent shall have received payment of the Administrative Agent’s and its affiliates’ reasonably incurred and properly documented fees and reasonable out-of-pocket expenses (including reasonable out-of-pocket fees and expenses of counsels for the Administrative Agent) in connection with this Amendment and the other Loan Documents, to the extent invoiced prior to the execution of this Amendment.

The satisfaction of the conditions precedent above shall be deemed to simultaneously satisfy all of the conditions set out in Section 4.03 for the designation of ESCO UK as a Foreign Subsidiary Borrower.

4.    Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

(a)  This Amendment and the Credit Agreement as modified hereby constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, liquidation, reconstruction, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(b)  As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrowers set forth in the Credit Agreement are true and correct in all material respects (or in all respects in the case of any representation or warranty qualified by materiality or Material Adverse Effect) and, in case of the representations and warranties set out in Section 3.02 given by a UK Relevant Party, all other Legal Reservations; provided that any such representation or warranty that by its express terms is made as of a specific date is true and correct in all material respects (or in all respects if such representation or warranty is qualified by materiality or Material Adverse Effect) as of such specific date.

5.    ESCO UK as Affected Foreign Subsidiary.

The Company, in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors, has confirmed that as of the date hereof, ESCO UK is an Affected Foreign Subsidiary.  Consistent with the terms of the Credit Agreement (including Article X thereof), so long as ESCO UK remains an Affected Foreign Subsidiary, it shall not be liable under the Credit Agreement for any of the Loans made to, or any other Obligation to the extent incurred by or on behalf of, the Company or any Subsidiary Guarantor which is a Domestic Subsidiary, and any guarantee or indemnity, if any, to be granted at any time by ESCO UK in respect of a Domestic Subsidiary or otherwise may be subject to such limitations as agreed upon by the applicable parties, as may be set out additionally at the time of providing such guarantee and indemnity.

6.    Reference to and Effect on the Credit Agreement.

(a)  Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b)  The Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, and the Obligations shall remain in full force and effect and are hereby ratified and confirmed.

(c)  Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)  This Amendment is a Loan Document.

7.    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

8.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ESCO TECHNOLOGIES INC.,
as a Borrower

By:____________________________________
Name:
Title:

ESCO UK HOLDING COMPANY I LTD.,
as a Borrower

By:____________________________________
Name:
Title:

Signature Page to Amendment No. 1 to

Amended and Restated Credit Agreement

ESCO Technologies Inc.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:_______________________________________
Name:
Title:

Signature Page to Amendment No. 1 to

Amended and Restated Credit Agreement

ESCO Technologies Inc.

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the Amended and Restated Credit Agreement dated as of December 21, 2015 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among ESCO Technologies Inc. (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), which Amendment No. 1 is dated as of September 30, 2016 and is among the Company, ESCO UK Holding Company I Ltd., a company incorporated under the laws of England and Wales, and the Administrative Agent (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Credit Agreement and any other Loan Document executed by it and acknowledges and agrees that such Credit Agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment.

Dated: September 30, 2016

[Signature Page Follows]

CRISSAIR, INC.

By:___________________________________
Name: Gary E. Muenster
Title: Vice President

DOBLE ENGINEERING COMPANY

By:___________________________________
Name: Gary E. Muenster
Title: Vice President

ETS-LINDGREN INC.

By:___________________________________
Name: Gary E. Muenster
Title: Vice President

ESCO TECHNOLOGIES HOLDING LLC

By:___________________________________
Name: Gary E. Muenster
Title: Executive Vice President and Chief Financial Officer

PTS TECHNOLOGIES INC.

By:___________________________________
Name: Gary E. Muenster
Title: Vice President

THERMOFORM ENGINEERED QUALITY LLC

By:___________________________________
Name: Gary E. Muenster
Title: Vice President

VACCO INDUSTRIES

By:___________________________________
Name: Gary E. Muenster
Title: Vice President

Signature Page to Consent and Reaffirmation to

Amendment No. 1 to Amended and Restated Credit Agreement

ESCO Technologies Inc.

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]1]
3.	Borrowers:	ESCO Technologies Inc. and certain Foreign Subsidiary Borrowers

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Amended and Restated Credit Agreement dated as of December 21, 2015, among ESCO Technologies Inc., the Foreign Subsidiary Borrowers from time to time parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$		%
$	$		%
$	$		%

1 Select as applicable.

2 Set forth, so at least 9 decimals, as percentage of the Commitment/Loans of all Lenders thereunder.

7.	The Assignee confirms, for the benefit of the Administrative Agent and without liability to any Borrower, that it is:

(a)	[a Qualifying Credit Party (other than a Credit Party);]

(b)	[a Treaty Credit Party;]

(c)	[not a Qualifying Credit Party]. [3]

8.	[The Assignee confirms that the person beneficially entitled to interest payable to that Credit Party in respect of an advance under a Loan, Letter of Credit or Commitment is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009; or

(c)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009).][4]

9.	[The Assignee confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ] [5], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Company notify:

(a)	each Borrower which is a party as a Borrower as at the date of the assignment; and

(b)	each additional Borrower which becomes a Borrower after the date of the assignment, that it wishes that scheme to apply to the Agreement.][6]

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

3 Delete as applicable - each Assignee is required to confirm which of these three categories it falls within.

4 Include only if Assignee falls within paragraph (b) of the definition of Qualifying Credit Party in the Agreement.

5 Insert jurisdiction of tax residence.

6 Include if Assignee holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent, an Issuing Bank and Swingline Lender

By:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank

By:
Title:

[Consented to:][7]

ESCO TECHNOLOGIES INC.

By:
Title:

7 To be added only if the consent of the Company is required by the terms of the Credit Agreement.

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1  Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT D

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), to the Amended and Restated Credit Agreement, dated as of December 21, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ESCO Technologies Inc. (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

WITNESSETH

WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may [extend Commitments] [and] [participate in tranches of Incremental Term Loans] under the Credit Agreement subject to the approval of the Company and the Administrative Agent, by executing and delivering to the Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.   The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Commitment with respect to Revolving Loans of $[__________]] [and] [a commitment with respect to Incremental Term Loans of $[__________]].

2.   The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3.   The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[___________]

4.   The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5.   The Augmenting Lender confirms, for the benefit of the Administrative Agent and without liability to any Borrower, that it is:

(a)   [a Qualifying Credit Party (other than a Credit Party);]

(b)   [a Treaty Credit Party;]

(c)   [not a Qualifying Credit Party]. 8

8 Delete as applicable - each Augmenting Lender is required to confirm which of these three categories it falls within.

6.    [The Augmenting Lender confirms that the person beneficially entitled to interest payable to that Credit Party in respect of an advance under a Loan, Letter of Credit or Commitment is either:

(a)  a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)  a partnership each member of which is:

(i)       a company so resident in the United Kingdom; or

(ii)  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009; or

(c)   a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009).]9

7.    [The Augmenting Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [  ]) and is tax resident in [    ] 10, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Company notify:

(a)  each Borrower which is a party as a Borrower as at the date of the assignment; and

(b)  each additional Borrower which becomes a Borrower after the date of the assignment, that it wishes that scheme to apply to the Agreement.]11

8.    Terms defined in the Credit Agreement shall have their defined meanings when used herein.

9.    This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

10.  This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

9 Include only if Augmenting Lender falls within paragraph (b) of the definition of Qualifying Credit Party in the Agreement.

10 Insert jurisdiction of tax residence.

11 Include if Augmenting Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:
ESCO TECHNOLOGIES INC.

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By:
Name:
Title: